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                                   EXHIBIT 11

                     HOMEOWNERS GROUP, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                       FOR THE THREE AND NINE MONTHS ENDED

                                                                                   SEPTEMBER 30,              SEPTEMBER 30,
                                                                                 1997         1996          1997        1996

                                                                            -------------------------   -------------------------

 Net income (loss)                                                          $   113,444   $   104,357   $   236,229   ($  373,780)

 CALCULATION OF PRIMARY NET INCOME (LOSS) PER COMMON SHARE:

   Weighted average common shares outstanding during the year                 5,558,350     5,558,350     5,558,350     5,558,350
   Weighted average additional common shares (option)                              --            --            --            --

                                                                            -------------------------   -------------------------

   Weighted average primary common shares outstanding                         5,558,350     5,558,350     5,558,350     5,558,350

                                                                            -------------------------   -------------------------


Primary net income (loss) per common share                                  $      0.02   $      0.02   $      0.04   ($     0.07)
                                                                            =========================   =========================

 CALCULATION OF AVERAGE FULLY DILUTED NET INCOME (LOSS) PER COMMON SHARE:

   Weighted average common shares outstanding during the year                 5,558,350     5,558,350     5,558,350     5,558,350
   Weighted average additional common shares (options)                             --            --            --            --

                                                                            -------------------------   -------------------------

   Weighted average fully diluted common shares outstanding                   5,558,350     5,558,350     5,558,350     5,558,350

                                                                            -------------------------   -------------------------


Fully diluted net income (loss) per common share                            $      0.02   $      0.02   $      0.04   ($     0.07)
                                                                            =========================   =========================


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